Exhibit 99T3C

CHEROKEE INTERNATIONAL CORPORATION
as Issuer

and

U.S. BANK, N.A.,

as Trustee

INDENTURE

Dated as of  November         , 2002

12% Pay-In-Kind Senior Convertible Notes due 2008

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10; 13.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.07; 4.08; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	10.05
	(e)	13.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)	Excluded
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.05
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(c)	13.01

N.A. means not applicable

i

v

INDENTURE, dated as of November         , 2002, between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK, N.A., a national association, as Trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of 12% Pay-In-Kind Senior Convertible Notes due 2008 in the form of Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                             Definitions.

“Additional Notes” means additional Notes having identical terms and conditions to the Notes issued on the Issue Date, that may be issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.10, 3.06, 4.10 or 9.05 of this Indenture).

“Adjusted Maximum Amount” has the meaning provided in Section 11.04.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means assets or property of the type that constitutes or would constitute Collateral that is acquired after the Issue Date.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar.

“Aggregate Payments” has the meaning provided in Section 11.04(b).

“Authenticating Agent” has the meaning provided in Section 2.02.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner or any committee authorized to act therefor); (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), equity of such Person including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (i) if the Permitted Holders either (a) beneficially own (as defined above), directly or indirectly, (x) in the aggregate more than 40% of the total voting power of the then outstanding Voting Stock of the Company and (y) a greater percentage of the total voting power of the then outstanding Voting Stock of the Company than any other person or (b) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors;

(ii)           after an initial Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members of the Board of Directors whose election by such

Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of the majority of the members of the Board of Directors of the Company then still in office who were either members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved including new members of the Board of Directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of members of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors then in office;

(iii)          the adoption by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture); or

(iv)          the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to a Subsidiary of the Company or to one or more Permitted Holders or any entity controlled by one or more Permitted Holders), in which, in the case of any such merger, consolidation or sale, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate Voting Stock of the Company are changed into or exchanged for cash,  securities or property; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (iv) if pursuant to such transaction the securities of the Company are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, (a) at least 30% of the aggregate voting power of the Voting Stock of the surviving Person and (b) a greater percentage of the Voting Stock of the surviving Person than the percentage of such Voting Stock beneficially owned by any other person (as defined in paragraph (i) above).

“Change of Control Purchase Date” has the meaning provided in Section 4.10.

“Change of Control Purchase Price” has the meaning specified in Section 4.10.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any assets of the Company or any Guarantor defined as “Collateral” in any of the Collateral Agreements and assets from time to time on which a Lien exists as security for any of the obligations hereunder or under the Notes, any Guarantees or the Collateral Agreements; provided, that in no event shall Collateral include Excluded Assets.

“Collateral Agreements” mean, collectively, the Pledge and Security Agreement and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Trustee for the benefit of the Holders of the Notes as any of the foregoing may from time to time be amended, restated or supplemented as permitted by this Indenture.

“Company” means the party named as such in this Indenture until a successor replaces it and thereafter means such successor.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Conversion Price” has the meaning set forth in Section 12.04.

 “Credit Agreement” means, collectively, the Term Loan Facility and the Revolving Credit Facility and any other credit agreement or similar facility entered into in the future by the Company or any Subsidiary and all documents, instruments and agreements ancillary thereto, including security agreements and financing statements, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

“covenant defeasance option” has the meaning provided in Section 8.01.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Date of Conversion” has the meaning set forth in Section 12.02(b).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Notice” has the meaning provided in Section 10.02.

“Definitive Notes” means Notes that are in the form of Exhibit A attached hereto that do not include the information called for by footnotes 1 and 2 thereof.

“Deposit Account Control Agreement” shall have the meaning specified in the Pledge and Security Agreement.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC financing statement or, after commercially reasonable efforts, the Company is unable to cause the Trustee to obtain “control” (as defined in the Uniform Commercial Code) for the benefit of the Holders; (b) assets securing purchase money indebtedness; (c) any license, contract or agreement to the extent that a grant of a Lien on such license, contract or agreement is prohibited by law, results in a breach or termination of terms thereof, or constitutes a default under or termination of such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect; (d) the Capital Stock of Foreign Subsidiaries directly owned by the Company or by any Guarantor that exceeds 65% of the outstanding Capital Stock of such Foreign Subsidiaries and all of the Capital Stock of the Company’s other Foreign Subsidiaries; and (e) certain real property interests on which the lenders under the Credit Agreement do not have a Lien; provided, that Excluded Assets do not include the proceeds any of the foregoing to the extent such proceeds do not otherwise constitute Excluded Assets.

“Existing Indenture” means the indenture, dated April 30, 1999, between Cherokee International, LLC and Cherokee Finance, Inc., as issuers, and the Existing Trustee, as trustee, pursuant to which the Existing Notes were issued.

“Existing Notes” means the 10 ½% Senior Subordinated Notes due 2009, issued under the Existing Indenture.

“Existing Trustee” means U.S. Bank, N.A., as successor to Firstar Bank of Minnesota, N.A., under the Existing Indenture.

“Fair Market Value” per security at any date of determination (i) prior to an initial Public Equity Offering, means (A) in connection with a sale to a party that is not an Affiliate of the Company in an arm’s-length transaction (a “Non-Affiliate Sale”), the price per security at which such security is sold and (B) in connection with any sale to an Affiliate of the Company, (1) the last price per security at which such security was sold in a Non-Affiliate Sale within the one-year period preceding such date of determination or (2) if clause (1) is not applicable, the fair market value of such security determined in good faith by (a) a majority of the Board of Directors of the Company, including a majority of directors who are not officers, employees, directors or Affiliates of the party to whom the sale of securities giving rise to such determination is proposed to be made or (b) a nationally recognized investment banking, appraisal or valuation firm and (ii) after an initial Public Equity Offering, means the mean between the high and low selling prices per share of the common stock of the Company on the immediately preceding date (or, if the common stock of the Company was not traded on that day, the next preceding day that the common stock of the Company was traded) on the principal exchange or market system on which the common stock of the Company is traded, as such prices are officially quoted on such exchange.

“Fair Share” has the meaning provided in Section 11.04(b).

“Fair Share Shortfall” has the meaning provided in Section 11.04(b).

“Foreign Subsidiary” means any Subsidiary of the Company that (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“Fraudulent Transfer Laws” has the meaning provided in Section 11.04(b).

“Funding Guarantor” has the meaning provided in Section 11.04(b).

“Global Note” means a Note that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each of the Company’s Subsidiaries that in the future executes a Guarantee pursuant to and in accordance with Section 4.11 and Article Eleven of this Indenture in which such Subsidiary unconditionally Guarantees on a senior basis the Company’s obligations under the Notes and this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication),

(i)            the principal of and premium (if any) in respect of

(A)          indebtedness of such Person for money borrowed; and

(B)           indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clause (i) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); and

(iii)          all obligations of the type referred to in clauses (i) and (ii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (but only to the extent of the amount actually guaranteed).

Indebtedness shall not include (i) undrawn commitments under the Credit Agreement or other revolving credit facilities and (ii) trade accounts payable arising in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Intercreditor Agreement” means the Intercreditor Agreement, dated the Issue Date, between the Trustee, the Senior Notes Trustee, the Second Lien Note lenders and the lenders under the Credit Agreement, as amended from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“issue” means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means the date on which the Notes are first issued.

“legal defeasance option” has the meaning provided in Section 8.01.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record shall not be affected.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means November 1, 2008.

“Note Custodian” means the Trustee, as custodian with respect to any Global Notes, or any successor entity thereto.

“Notes” means, collectively, the Company’s 12% Pay-In-Kind Senior Convertible Notes due 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture, and any Additional Notes.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial

Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Treasurer or Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, to the extent they relate to the making of an Officers’ Certificate.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee or counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, to the extent they relate to the giving of an Opinion of Counsel.

“Paying Agent” has the meaning provided in Section 2.03.

“Permitted Holders” means Cherokee Investor Partners, LLC, GFI Energy Ventures LLC, OCM Principal Opportunities Fund, L.P., GFI Two LLC, Oxford Cherokee Inc., RIT Capital Partners plc, OCM/GFI Power Opportunities Fund, L.P., OCM/GFI Cherokee Investments II, Inc., GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, and their respective Affiliates.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated the date of this Indenture, executed by the Company and any Guarantors in favor of the Trustee as the same may from time to time be amended, restated or supplemented as permitted by this Indenture.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note (including amounts added to the principal in lieu of cash interest payments) plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act that results in gross proceeds of at least $50,000,000 to the Company.

“Record Date” means each Record Date specified in the Notes, whether or not a Legal Holiday.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

“Registrar” has the meaning provided in Section 2.03.

“Revolving Credit Facility” means the revolving credit facility to be provided to the Company pursuant to the Credit Agreement with initial aggregate commitments of the lesser of (A) $7,600,000 and (B) the sum of (I) 50% of the net book value of the eligible inventory of the Company and its Subsidiaries and (II) 85% of the net book value of the eligible accounts receivable of the Company and its Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Second Lien Note” means the notes due February 28, 2006 to be issued by the Company on the Issue Date in favor of the lenders thereunder, in an initial aggregate principal amount equal to $40,850,825, and any other agreement entered into in the future by the Company or any Subsidiary and all documents, instruments and agreements ancillary thereto, including security agreements and financing statements, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

 “Senior Indenture” means the indenture, dated the Issue Date, between the Company and the Senior Notes Trustee, under which the Senior Notes were issued.

“Senior Loan Agreements” means the Credit Agreement and the Second Lien Note.

 “Senior Notes” means the Company’s 5 1/4% Senior Notes due 2008, to be issued under the Senior Indenture.

“Senior Notes Trustee” means U.S. Bank, N.A., as trustee under the Senior Indenture.

“Significant Holder” means, at any date of determination, any Holder of Notes that beneficially owns in excess of 20% of the aggregate principal amount of outstanding Notes.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning provided in Section 5.01.

“Term Loan Facility” means the term loans to be provided to the Company pursuant to the Credit Agreement, initially consisting of four term loans in an aggregate principal amount equal to $15,000,000.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

“Trust Officer” means any authorized officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including limited liability company or partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers or trustees thereof.

SECTION 1.02.                                                             Incorporation by Reference to the TIA.

Whenever this Indenture refers to a provision of the TIA, such provisions is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder or a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.                                                             Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6)           reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

SECTION 1.04.                                                             One Class of Securities.

The Notes including the Additional Notes, if any, shall vote and consent together on all matters as one class and neither shall have the right to vote or consent as a separate class on any matter.

SECTION 1.05.                                                             Notes as Designated Senior Indebtedness.

The Indebtedness represented by the Notes is specifically designated herein as “Designated Senior Indebtedness” under the Existing Indenture.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                                             Form and Dating.

(a)           The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

(b)           The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.                                                             Execution and Authentication; Aggregate Principal Amount.

Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.  The seal of the Company shall also be reproduced on the Notes.

If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

On the Issue Date, the Trustee shall authenticate and deliver $[                        ] of 12% Pay-In-Kind Senior Convertible Notes due 2008 in the form of

Notes.  The Notes will initially be issued in definitive form, substantially in the form of Exhibit A attached hereto (without footnotes 1 and 2 thereto).  In addition, at any time, from time to time, the Trustee shall authenticate and deliver Notes upon a written notice of the Company, for original issuance in the aggregate principal amount specified in such order for original issue in the aggregate principal amount.  Additional Notes shall be issued in accordance with Section 2.15.  Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

In the event Definitive Notes are exchanged for Global Notes as provided in Section 2.06(b), each Global Note shall be substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.                                                             Registrar and Paying Agent.

The Company shall maintain or designate an office or agency in accordance with Section 4.02 (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), where Notes may be presented or surrendered for payment (“Paying Agent”) and where Notes may be presented or surrendered for conversion (the “Conversion Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may have one or more co-Registrars and one or more additional Paying Agents and Conversion Agents.  The term “Paying Agent”

includes any additional Paying Agent.  The term “Conversion Agent” includes any additional Conversion Agent.  The Company or any of its Affiliates may act as Paying Agent, Conversion Agent or Registrar, except that for purposes of Articles Three and Eight and Section 4.10, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent.  The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, or fail to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed.  The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION 2.04.                                                             Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed.  The Trustee may, and upon direction of Holders of not less than a majority in aggregate outstanding principal amount of Notes shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.                                                             Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the

Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.                                                             Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented by a Holder to the Registrar with a request:  (i) to register the transfer of the Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount  of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly  endorsed  or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing;

(b)           Restrictions on Transfer of a Definitive Note For a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth herein.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly.  If no Global Notes are then outstanding, such transfer may not be made without the prior written approval of the Company, which shall be at the Company’s sole discretion.  If such transfer is to be made upon such approval by the Company, the Company shall issue and the Trustee shall authenticate a Global Note in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture including the restrictions on transfer set forth herein and the procedures of the Depositary therefor.

(d)          Transfer of a Beneficial Interest in a Global Note For a Definitive Note.

(1)           Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note.  Upon receipt by the Trustee of registration instructions contained in written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the person designated as the Depositary as having such a beneficial interest, the Trustee shall make, or shall direct the Note Custodian to make, an endorsement on the Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note equal to the aggregate principal amount of the Notes to be represented by the Definitive Note, and the Company shall execute, and the Trustee, upon a written notice from the Company, shall authenticate and deliver one or more Definitive Notes representing such aggregate principal amount of Notes exchanged or transferred.

Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized  denominations as the Depositary, pursuant to instructions from  its direct or indirect participants or otherwise, shall  instruct  the  Trustee.  The Trustee shall deliver such  Definitive Notes to the Persons in whose names such Notes are so registered.

(e)           Restrictions on Transfer and Exchange of Global  Notes.

Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)            Authentication of Definitive Notes in Absence of Depository.  If at any time:

(1)           the Depositary for the Notes notifies the Company that the  Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

(2)           the Company at its sole discretion, notifies the Trustee in  writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Definitive Notes, shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in Global Notes have either been exchanged for  Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the  Company shall execute and the Trustee shall authenticate  Definitive Notes and Global Notes at the Registrar’s request.

(2)           No service charge shall be made to a Holder for any  registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, and 9.05 hereto).

(3)           The Registrar shall not be required:

(a)               to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(b)               to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of the selection.

(4)           All Definitive Notes and Global Notes issued upon any  registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

(5)           The Company shall not be required to issue, to register the  transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent, the Company nor the Guarantors shall be affected by notice to the contrary.

The Trustee shall authenticate Definitive Notes and Global  Notes upon receipt of an Officers’ Certificate instructing it to do so.

SECTION 2.07.                                                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s reasonable requirements for replacement Notes are met.  If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes.  Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.                                                             Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

Except as otherwise provided in Article Eight of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

If a Note is converted in accordance with Article Twelve, then from and after the Date of Conversion such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

SECTION 2.09.                                                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only such Notes which a Trust Officer of the Trustee actually knows are so owned by the Company shall be so considered.  In addition, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by any Affiliate of the Company shall be considered outstanding; provided that, if required by law, an additional determination shall be made in which any Notes so owned by any Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only such Notes which a Trust Officer of the Trustee actually knows are so owned by any such Affiliates shall be so considered for such additional determination.  TIA Section 315(d)(3) and TIA Section 316(a)(1) are hereby expressly excluded.

SECTION 2.10.                                                             Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order by the Company, authenticate temporary Notes.  The Company’s order to authenticate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 Definitive Notes in exchange for, and upon surrender of, temporary Notes.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder.

SECTION 2.11.                                                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, conversion or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                                             Defaulted Interest.

If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be no less than 10 days preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Alternatively, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

SECTION 2.13.                                                             Cusip Number.

The Company in issuing the Notes may use “CUSIP” numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14.                                                             Deposit of Moneys.

Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.                                                             Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes in unlimited principal amount under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto and, terms of optional redemption, if any.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the original aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

The Company shall give each notice provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers’ Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.                                                             Selection of Notes to be Redeemed.

If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity

Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes in denominations of $1,000 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Nothing in this Section 3.02 shall affect the right of the Holders to convert their Notes pursuant to Article Twelve before the termination of the conversion right with respect thereto.

SECTION 3.03.                                                             Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’s written request no less than 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Each notice for redemption shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           the subparagraph of the Notes and/or Section of this Indenture pursuant to which such redemption is being made;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(6)           that, unless the Company default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(7)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(8)           if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed;

(9)           that Notes called for redemption may be converted to Common Stock at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(10)         the Conversion Price then in effect;

(11)         that any conversion of Notes in lieu of redemption thereof must satisfy the requirements set forth in Article Twelve of the Indenture; and

(12)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 3.04.                                                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable (except for Notes which are converted in accordance with the terms of this Indenture) on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid (except for Notes which are converted in accordance with the terms of this Indenture) at the Redemption Price plus accrued interest to the Redemption Date payable thereon, if any; provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

SECTION 3.05.                                                             Deposit of Redemption Price.

On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with Trustee or Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted to Common Stock). The Trustee or Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose (including because of the conversion of the Notes pursuant to Article Twelve), except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.  If a Note is redeemed on or after an Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on the record date immediately proceeding such Interest Payment Date.

SECTION 3.06.                                                             Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                                             Optional Redemption.

The Notes shall not be redeemable at the Company’s option except as set forth in the optional redemption provisions set forth in Paragraph 6 of the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                                             Payment of Notes.

The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of or cash interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  An installment of interest payable by increasing the principal amount of each Note in an amount equal to the interest payment then due thereon shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) is directed on or prior to that date to so increase the principal amount of each Note and is not prohibited from  making such increase for the benefit of each Holder pursuant to the terms of this Indenture.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.                                                             Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the corporate trust office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.                                                             Corporate Existence.

Except as otherwise permitted by Article Five and Section 4.10, the Company shall do or shall cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, limited liability company or partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided, however, that the Company or any Subsidiary shall not be required to preserve any right or franchise, or the corporate, limited liability company, partnership or other existence of the Company or any Subsidiary, if the Board of Directors of the Company shall in its sole discretion determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.04.                                                             Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

SECTION 4.05.                                                             Maintenance of Properties and Insurance.

(a)           The Company shall, and shall cause each of its Subsidiaries to, maintain their material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of their properties, if such discontinuance is, in the reasonable good faith judgment of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

(b)           The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

SECTION 4.06.                                                             Compliance Certificate; Notice of Default.

(a)           The Company shall deliver to the Trustees, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

SECTION 4.07.                                                             Compliance with Laws.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.08.                                                             SEC Reports.

(a)           If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee and the holders of the Notes within 30 days after the Company is, or would have been, required to file such with the SEC had it been subject to those reporting requirements, copies of the types of annual and quarterly reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections of the Exchange Act.

(b)           Upon the Company becoming subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the Trustee and the holders of the Notes, within 15 days after filing with the SEC, copies of all annual and quarterly reports and information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  If thereafter, the Company ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply with paragraph (a) above.

(c)           The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the holders of the Notes hereunder.  The delivery of such reports, documents and information shall be at the sole expense of the Company.  Notwithstanding anything to the contrary herein, the Company shall at all times comply with the provisions of Section 314(a) of the TIA.

SECTION 4.09.                                                             Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.                                                             Change of Control.

(a)           Subject to Section 12.01(a)(ii), upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.10(b).

(b)           Within 30 days following any Change of Control, unless a Conversion Notice pursuant to Section 12.02 or a notice of redemption of the Notes pursuant to Section 3.07 has been given, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i)            that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount (the “Change of Control Purchase Price”) thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(ii)           the circumstances and relevant facts regarding such Change of Control;

(iii)          the purchase date (the “Change of Control Purchase Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(iv)          the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this

Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c)           On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer (together with the appropriate form as provided for in Exhibit A), (ii) deposit with the Trustee or Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Company.  The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted will be delivered promptly by the Company to the Holders thereof.

(d)           On the purchase date, all Notes purchased by the Company under this Section 4.10 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)           At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.10.  A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.11.                                                             Future Guarantors.

The Company will not permit any Subsidiary that is not a Guarantor to Guarantee any other Indebtedness (other than Indebtedness under the Senior Loan Agreements) of the Company or any Guarantor unless such Subsidiary simultaneously executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of principal of, premium, if any, and interest on the Notes by such Subsidiary, on a senior basis, and executes a Guarantee (as provided for in Exhibit B) subject to and in accordance with Article Eleven of this Indenture satisfactory to the Trustee, and grants a security interest in and/or pledge of the Collateral and After-Acquired Property, as applicable, owned by such Subsidiary to secure the Obligations under the Notes as set forth in the Collateral Agreements and the Intercreditor Agreement, as applicable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                                             Merger, Consolidation and Sale of Assets of the Company.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless (i) the Company shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Collateral Agreements; provided, that if the Successor Company is a limited partnership for tax purposes, there shall be a co-issuer of the Notes that is a corporation; (ii) the Collateral subject to this Indenture and the Collateral Agreements at the time of such transaction shall, upon consummation of such transaction, (A) continue to constitute Collateral under this Indenture and the Collateral Agreements and (B) be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes; (iii)  the property and assets of the Person that is merged or consolidated with or into the consolidated, resulting, surviving or transferee entity, to the extent that they are property or assets of the types that would constitute Collateral under this Indenture and the Collateral Agreements, shall be treated as After-Acquired Property and such entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under this Indenture and the Collateral Agreements in the manner and to the extent required thereby; and (iv) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company’s interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing, the Company may merge with or transfer all or substantially all of its assets to an Affiliate solely for the purpose of reincorporating or reforming the Company in another jurisdiction; provided, in each case, the surviving entity will assume all the obligations of such Person under the Notes, this Indenture and the Collateral Agreements. The Trustee may require any such surviving entity to ensure, by executing and delivering appropriate instruments and opinions of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transaction, on all Collateral for the benefit of the holders of the Notes.

SECTION 5.02.                                                             Successor Corporation Substituted for the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and shall comply with Section 12.06 hereof, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

SECTION 5.03.                                                             Merger, Consolidation and Sale of Assets of Any Guarantor.

The Company will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless (i) the resulting, surviving or transferee Person shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Guarantor) shall expressly assume, by a Guaranty Agreement, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Guarantor, if any, under its Guarantee; (ii) the property and assets of the Person that is merged or consolidated with or into the consolidated, resulting, surviving or transferee entity, to the extent that they are property or assets of the types that would constitute Collateral under this Indenture and the Collateral Agreements, shall be treated as After-Acquired Property and such entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under this Indenture and the Collateral Agreements in the manner and to the extent required thereby; and (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

The foregoing shall not prohibit any consolidation or merger of, or transfer of all or part of the property and assets of, any Guarantor with or to the Company.

SECTION 5.04.                                                             Successor Corporation Substituted for Guarantor.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with Section 5.03, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                                             Events of Default.

An “Event of Default” occurs if:

(i)            a default in the payment of interest on the Notes when due, continued for 30 days;

(ii)           a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase (except as provided in Section 4.10), upon acceleration or otherwise;

(iii)          the failure by the Company to comply with its obligations under Section 5.01 or 5.02 or any Guarantor to comply with its obligations under Sections 5.03 or 5.04;

(iv)          the failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.10 (other than a failure to purchase the Notes);

(v)           the failure by the Company to comply for 60 days after notice with its other agreements contained in this Indenture or the Collateral Agreements;

(vi)          Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000;

(vii)         the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

(viii)        a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) order reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event if Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

(ix)           any judgment or decree for the payment of money (except to the extent that a solvent insurance carrier has admitted in writing that such judgment or decree is covered by its applicable policy) in excess of $5,000,000 is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice;

(x)            a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); or

(xi)           any of the Collateral Agreements cease under any circumstances to create a valid enforceable Lien on the assets to be pledged or secured thereunder, other than in accordance with Section 10.04.

However, a default under clause (iv), (v), (vi) or (ix) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under clause (vi) or (x) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix), its status and what action the Company are taking or propose to take with respect thereto.

SECTION 6.02.                                                             Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes, by notice in writing to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  All such notices shall specify the respective Event of Default and that it is a “notice of acceleration”.  Upon any such declaration, such amount shall be immediately due and payable.

(b)           If an Event of Default specified in Section 6.01(vii) or (viii) relating to the Company occurs and is continuing with respect to the Company, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)           The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(vii) or (viii), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                             Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01.  When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05.                                                             Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06.                                                             Limitation on Suits.

Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07.                                                             Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, and to convert the Notes in accordance with Article Twelve, or to bring suit for the enforcement of such conversion right, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08.                                                             Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

SECTION 6.09.                                                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                                             Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order, subject to the Intercreditor Agreement:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third:  the balance, if any, to the Company or any other obligor on the Notes.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                                             Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e)           Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company or any Guarantor.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.                                                             Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i), 6.01(ii) and 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an Officer in the Corporate Trust Office of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.08 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 7.03.                                                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee.  However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                                             Trustee’s Disclaimer.

Memorandum and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of either of the Company or any Guarantor in this Indenture, the Notes or any Guarantee other than the Trustee’s certificate of authentication.

SECTION 7.05.                                                             Notice of Default.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs.  Except in the case of a Default in payment of principal of, or interest on, any Note, the Trustee may withhold notice if and so long as a commit tee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders.

SECTION 7.06.                                                             Reports by Trustee to Holders.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b) and (c).

The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07.                                                             Compensation and Indemnity.

The Company and any Guarantors shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and any Guarantors shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, bad faith or willful misconduct.

The Company and any Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder.  The Company and any Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The Trustee shall notify the Company and any Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity.  At the Trustee’s sole discretion, the Company and such Guarantors shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee, such approval not to be unreasonably withheld.  Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Company and such Guarantors will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and such Guarantors, on the one hand, and the Trustee, on the other, in connection with such defense as reasonably determined by the Trustee.  The Company and such Guarantors need not pay for any settlement made without their written consent.  The Company and such Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in the preceding paragraph or Section 6.10.

SECTION 7.08.                                                             Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company and the Guarantors in writing at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(A)          the Trustee fails to comply with Section 7.10;

(B)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C)           a Custodian or other public officer takes charge of the Trustee or its property; or

(D)          the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                    Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                                                             Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5).  The Trustee (or, in the case of a Trustee included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

SECTION 7.11.                                                             Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                                             Discharge of Liability on Notes; Defeasance.

(a)           The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange or of conversion of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when

(i)                                     either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit,

(ii)                                  the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

(iii)                               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel.

(b)           Subject to Sections 8.01(c) and 8.02, the Company and the Guarantors, if any, at any time may terminate (i) all their obligations under the Notes, the Guarantees, if any, and this Indenture (“legal defeasance option”) or (ii) their obligations under Sections 4.04, 4.05, 4.08 and 4.10 through 4.11 and the operation of Section 6.01(iii), (iv), (v), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries), (ix) and (x) and the limitations contained in Sections 5.01 and 5.03 (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii), (iv), (v), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries), (ix) and (x), or because of the failure of the Company to comply with Sections 5.01 and 5.03.  If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and the Guarantors, if any, terminate.

(c)           Notwithstanding clauses (a) and (b) above, the obligations of the Company and the Guarantors, if any, in Sections 2.03, 2.04,  2.05, 2.06, 2.07, 2.08, 7.07, 7.08, 8.05, 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company and the Guarantors, if any, in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02.                                                             Conditions to Defeasance.

The following shall be the conditions to the application of Section 8.01 hereof to the outstanding Notes:

(1)           the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof,  for the payment of principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

(3)           no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(4)           the Company delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(5)           neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Company is a party or by which the Company is bound;

(6)           the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7)           in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8)           in the case of the covenant defeasance option,  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(9)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

SECTION 8.03.                                                             Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04.                                                             Repayment to the Company.

The Trustee and the Paying Agent shall promptly turn over to the Company (or the appropriate Guarantors), upon delivery of an Officers’ Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company and the Guarantors, if any, upon this written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter,  Noteholders entitled to the money must look to the Company and the Guarantors, if any, for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05.                                                             Indemnity for Government Obligations.

The Company and the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.                                                             Reinstatement.

If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors, if any, under this Indenture will be revived and no such defeasance will be deemed to have occurred.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the

Company and the Guarantors, if any, under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                                             Without Consent of Holders.

The Company and the Guarantors, if any, (and, in the case of the Intercreditor Agreement, only with the consent of the other parties thereto to the extent required thereby) when authorized by a Board Resolution of each of them, and the Trustee, together, may amend or supplement this Indenture or the Notes, the Collateral Agreement or the Intercreditor Agreement without notice to or consent of any Holder:

(i)            to cure any ambiguity, omission, defect or inconsistency;

(ii)           to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture in accordance with the provisions of Article Five;

(iii)          to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)          to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(v)           to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company;

(vi)          to add Guarantees with respect to the Notes;

(vii)         to provide for additional Collateral; or

(viii)        to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.02.                                                             With Consent of Holders.

Subject to Sections 2.09 and 6.07, the Company, the Guarantors, if any, (and, in the case of the Intercreditor Agreement, only with the consent of the other parties thereto to the extent required thereby) when authorized by a Board Resolution of each of them, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes, any Collateral Agreement and the Intercreditor Agreement without notice to any other Holders; provided, that the affirmative vote of each Significant Holder shall also be required to cause the Notes or any Guarantee thereof to become contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor. Subject to Section 2.09, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company or the Guarantors, if any,  with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the above, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

(i)            reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(ii)           reduce the rate of or extend the time for payment of interest on any Note;

(iii)          reduce the principal of or extend the Stated Maturity of any Note;

(iv)          reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article Three;

(v)           increase the Conversion Price at which the Notes are convertible in accordance with Article Twelve;

(vi)          make any Note payable in money other than that stated in the Note;

(vii)         make any change in Section 6.04 or Section 6.07 or the third sentence of this Section;

(viii)        impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or

(ix)           amend, modify, change or waive any provision of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment,  supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.                                                             Compliance with TIA.

If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.                                                             Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 above or (ii) such other date as the Company may designate.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 180 days after such record date.

After an amendment, supplement or waiver becomes effective,  it shall bind every Holder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that, without the consent of a Holder,  any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.05.                                                             Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors, if any, shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment,  supplement or waiver.

SECTION 9.06.                                                             Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may,  but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee.

SECTION 9.07.                                                             Payment for Consent.

In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

ARTICLE TEN

COLLATERAL

SECTION 10.01.                                                       Collateral.

(a)           The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall become due and payable, whether on an Interest Payment Date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and payment or performance of all other obligations under this Indenture, the Notes, any Guarantees and the Collateral Agreements, shall be secured as provided in the Collateral Agreements.

(b)           The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes expressed herein and in the Collateral Agreements. The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Collateral Agreements to create and maintain, as security for the obligations under this Indenture, the Notes, any Guarantees and the Collateral Agreements, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein and in the Intercreditor Agreement; provided, that the Trustee’s Lien securing the Collateral shall be fourth in priority to the Liens securing the Company’s and the Guarantors’ obligations under the Senior Loan Agreements, but only to the extent provided in the Intercreditor Agreement.

(c)           Simultaneously with the execution of this Indenture, the Trustee is hereby authorized and directed to enter into the Pledge and Security Agreement and the Intercreditor Agreement. The Trustee is further authorized and directed to enter into any other Collateral Agreements. In connection with any replacement or refinancing of any secured Indebtedness under the Senior Loan Agreements, the Trustee is hereby authorized and directed upon request of the Company to enter into an intercreditor agreement substantially in the form of the Intercreditor Agreement with the applicable Replacement Agent (as defined in the Intercreditor Agreement).

(d)           The Company shall, and shall cause each of its Subsidiaries to, use all reasonable efforts to obtain all requisite consents to enable the Company or such Subsidiary to provide a Lien on any license, contract or agreement to which the Company or such Subsidiary is party and which is an Excluded Asset described in clause (c) of the definition of “Excluded Assets.”

SECTION 10.02.                                                       Additional Collateral.

The Company and the Guarantors shall grant a valid security interest in and/or pledge to the Trustee all After-Acquired Property, including granting a mortgage on material real property the Company or the Guarantors may acquire after the issuance of the Notes, and shall execute and deliver all documents and opinions and take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to Permitted Liens.

SECTION 10.03.                                                       Impairment of Security Interests.

Except as permitted in this Indenture, the Intercreditor Agreement and the Collateral Agreements, neither the Company nor any of its Subsidiaries shall take or omit to take any action that would have the result of adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the Holders of the Notes.

SECTION 10.04.                                                       Possession, Use and Release Of Collateral.

(a)           Subject to and in accordance with the provisions of the Collateral Agreements, this Indenture, the Intercreditor Agreement, the Convertible Indenture and the Senior Loan Agreements, so long as none of the Trustee, the Convertible Notes Trustee, the Second Lien Note lenders or the lenders under the Credit Agreement has exercised its rights with respect to the Collateral upon the occurrence and continuance of an event of default under the applicable debt instrument, the Company and any Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

(b)           In the cases of clauses (1), (3) and (5) below, all of the Collateral, and in the case of clauses (2), (4), (6) and (7) below, the Collateral specified therein, shall be released from the Liens created by the Collateral Agreements, without further action on the part of the Company or the Trustee, at the sole cost and expense of the Company and the Guarantors:

(1)           upon payment in full of the Notes and all other obligations under this Indenture, the Notes, the Guarantees thereof, if any and the Collateral Agreements then due and owing;

(2)           unless an Event of Default shall have occurred and be continuing, upon the sale or other disposition of Collateral solely with respect to the asset sold or otherwise disposed of and the cash proceeds received therefor upon application in accordance with the provisions of this Indenture, if any are applicable, and the Company’s other debt instruments;

(3)           upon the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes);

(4)           as required pursuant to the terms of the Intercreditor Agreement;

(5)           upon a Legal Defeasance or Covenant Defeasance;

(6)           upon eminent domain, condemnation or similar circumstances, solely with respect to the Collateral taken thereby; or

(7)           upon the release or deemed release of any Guarantor from its obligations under this Indenture and its Guarantee, solely with respect to the Collateral owned by such Guarantor;

provided, that the Trustee shall not be permitted to release any Lien on any Collateral unless and until it shall have received (x) an Officers’ Certificate certifying that all conditions precedent hereunder have been met and (y) such other documents required by Section 10.05 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

(c)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Agreements if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Agreements.

SECTION 10.05.                                                       Certificates of the Company and the Guarantors.

The Company and the Guarantors shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA Section 314(d); provided, however, that the Company and any Guarantor may, without any release or consent of the Trustee, sell or otherwise dispose of inventory and collect or dispose of accounts receivable, notes receivable and cash in the ordinary course of business if the Company or such Guarantor, as applicable, delivers to the Trustee semi-annually an Officers’ Certificate stating that the sale, collection and/or disposition of all inventory, accounts receivable, notes receivable and cash during the immediately preceding six-month period was in the ordinary course of business. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or the applicable Guarantor, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d).

SECTION 10.06.                                                       Authorization of Actions to be Taken by the Trustee Under the Collateral Agreements.

Subject to the terms of the Intercreditor Agreement, the Trustee may, including upon the occurrence and during the continuance of an Event of Default, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate as are available under this Indenture, the Collateral Agreements and at law, such as the institution of sale or foreclosure proceedings, in order to (a) enforce any of the terms of the Collateral Agreements, including delivery of a Notice of Exclusive Control (as defined in the Deposit Account Control Agreements), and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and under the Notes, any Guarantees and the Collateral Agreements. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.07.                                                       Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and, subject to the Intercreditor Agreement, to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Agreements.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01.                                                       Unconditional Guarantee

Each Guarantor, by execution of a Guarantee, will unconditionally jointly and severally Guarantee, on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

Each Guarantor, by execution of a Guarantee, will agree that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantee.

Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee.  If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor, by execution of a Guarantee, will agree that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantee without first proceeding against the Company.  Each Guarantor, by execution of a Guarantee, will agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Guarantors will agree, by execution of a Guarantee, to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

SECTION 11.02.                                                       Severability

In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.                                                       Release of Guarantor from the Guarantee.

Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, the Collateral Agreements and the Intercreditor Agreement, such Guarantor shall be deemed released from all obligations under the Collateral Agreements and this Article Eleven without any further action required on the part of the Trustee or any Holder.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.03.

SECTION 11.04.                                                       Limitation on Amount Guaranteed; Contribution by Guarantors.

(a)           Anything contained in this Indenture or the Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under the Guarantee, such obligations of such Guarantor under the Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws

(specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Guarantee and (y) under any Guarantee of Subordinated Indebtedness which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 11.04(a), pursuant to which the liability of such Guarantor under the Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 11.04(b)).

(b)           The Guarantors together may desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Guarantee. Accordingly, if any payment or distribution is made on any date by any Guarantor under the Guarantee (a “Funding Guarantor”) that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor will be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Guarantee in respect of the obligations guarantied.  “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.  “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under the Guarantee, determined as of such date in accordance with subsection 11.04(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Guarantor for purposes of this subsection 11.04(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of the Guarantee (including, without limitation, in respect of this subsection 11.04(b) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 11.04(b)).  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Guarantors of their obligations as set forth in this subsection 11.04(b) shall not be construed in any way to limit the liability of any Guarantor under this Indenture or under the Guarantee.

SECTION 11.05.                                                       Waiver of Subrogation.

Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Guarantor, by its execution of the Guarantee, will irrevocably waive any claim or other rights will acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor, by its execution of the Guarantee, will acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06.                                                       Execution of Guarantee.

To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Guarantor will execute the Guarantee in substantially the form attached to this Indenture as Exhibit B, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee in accordance with this Indenture.  Each Guarantor will agree that the Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee.  The Guarantee shall be signed on behalf of each Guarantor by one Officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor.  Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of such Guarantor.

SECTION 11.07.                                                       Waiver of Stay, Extension or Usury Laws.

Each Guarantor, by its execution of a Guarantee, will covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor, by its execution of a Guarantee, will expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE TWELVE

CONVERSION

SECTION 12.01.                                                       Conversion.

(a)           Subject to paragraph (b) below, the Notes shall:

(i)            at any time prior to the close of business on the Business Day immediately prior to the Stated Maturity of the Notes, upon the affirmative vote of the Holders of not less than a majority in aggregate outstanding principal amount of Notes (including the vote of each Significant Holder), be converted into shares of Common Stock at the Conversion Price, unless previously redeemed or repurchased by the Company in accordance with this Indenture; and

(ii)           automatically, and without further action by any Holder, convert into shares of Common Stock at the Conversion Price upon a Public Equity Offering or upon a merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, in each case as described in clause (iv) of the definition of “Change of Control”; provided, that the offering price per share in such Public Equity Offering or the consideration per share received by stockholders of the Company upon such Change of Control event (as determined in good faith by the Board of Directors of the Company) is in excess of the then-applicable Conversion Price.

Each Note so converted shall be converted into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount on initial issuance of the Note surrendered for conversion by the Conversion Price in effect at such time.  The Holders shall surrender their Notes to be converted as provided in

Section 12.02 below.  A Holder is not entitled to any rights of a holder of Common Stock until the Notes have been converted as provided herein.

(b)           Except as set forth below, the right to convert Notes called for redemption or delivered for repurchase and not withdrawn will terminate at the close of business on the Business Day immediately prior to the applicable redemption date or repurchase date, unless the Company fails to pay the applicable redemption price or repurchase price (in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or repurchased).

SECTION 12.02.                                                       Exercise of Conversion.

(a)           Upon the events set forth in Section 12.01(a)(i) and (ii), the Company shall mail, or shall cause the Conversion Agent to mail, to each Holder a notice (the “Conversion Notice”) as provided below.

(i)            Upon receipt of the written instruction (the “Requisite Holder Instruction”) of Holders owning not less than a majority in aggregate outstanding principal amount of Notes (which shall include the vote or consent of each Significant Holder) (collectively the “Requisite Holders”) pursuant to Section 12.01(a)(i), the Company shall promptly mail a Conversion Notice, which shall state that an election was made by the Requisite Holders to convert the Notes and that the Notes were deemed to have been converted as of the Date of Conversion.

(ii)           With respect to (A) a Public Equity Offering, upon the initial filing of the registration statement relating thereto with the Securities and Exchange Commission, and (B) any Change of Control event described in Section 12.01(a)(ii), upon the first public announcement thereof, the Company shall promptly mail an initial notice to each Holder, which shall state the date of the event that triggered such initial notice, the expected closing date of the applicable transaction, and any significant conditions to the closing of such transaction.  Promptly following the closing of the Public Equity Offering or the applicable Change of Control event, the Company shall mail a Conversion Notice, which shall state that the applicable transaction has been consummated and that the Notes were deemed to have been converted as of the Date of Conversion.

In addition, in the case of each of clause (i) and (ii) above, the Conversion Notice shall be accompanied by a conversion election form, substantially in the form set forth on the reverse of the Note, which shall be used by each Holder to surrender its Notes as required hereunder.  Within 15 calendar days following receipt of the Conversion Notice, each Holder shall surrender its Note, together with the fully executed conversion election form, to the Company at its office or agency maintained for such purpose as provided in this Indenture.  Delivery of the Notes shall be effected, and risk of loss and title to the certificates therefor shall pass, only upon delivery of the certificates for Notes to the Conversion Agent.  As required thereby, the conversion election form shall state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued. Notes surrendered for conversion shall (if required by the Company or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing, with appropriate signature guarantee. As promptly as practicable after the receipt of such conversion election form and the surrender of such Note as aforesaid, the Company shall, subject to the provisions of Section 12.08 hereof, issue and deliver at such office or agency to such Holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Notes in accordance with the provisions of this Article Twelve, and any required cash payment, as provided in Section 12.03 hereof.  From and after the Date of Conversion, each Note shall represent the right to receive the requisite shares of Common Stock and any cash as provided in Section 12.03 and shall no longer be treated as outstanding for any purpose.

(b)           As used herein, the “Date of Conversion” shall mean, with respect to all such Notes converted as provided in (i) Section 12.02 (a)(i), immediately prior to the close of business on the Business Day on which the Requisite Holders deliver to the Company the Requisite Holder Instruction and (ii) Section 12.02(a)(ii), immediately prior to consummation of the Public Equity Offering or Change of Control event, as the case may be.  The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on the Date of Conversion, the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on  any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the Date of Conversion.  Except as otherwise expressly provided in this Article Twelve, no payment or adjustment shall be made for interest accrued on Notes converted or for dividends or distributions on any Common Stock issued upon conversion of the Notes.

SECTION 12.03.                                                       Cash Payment for Additional Principal; Unpaid Interest; Fractional Interests.

(a)           Upon conversion of the Notes, the principal amount of each Note in excess of the principal amount on initial issuance thereof shall be paid to the Holder of the Note in cash.

(b)           Any accrued and unpaid interest from the Interest Payment Date next preceding the Date of Conversion to, but not including, the Date of Conversion will be paid in cash upon conversion.  Interest payable in respect of a Note surrendered for conversion on or after the Interest Payment Date shall be paid to the Holder of such Note as of the Date of Conversion.  Interest payable in respect of a Note surrendered for conversion on or after the Record Date but prior to the Interest Payment Date shall be paid to the Holder of such Note as of the Record Date.  In addition, if the Notes are called for redemption and the Notes are surrendered for conversion at any time during the 10 Business Days immediately preceding the date fixed for redemption, interest shall accrue on the Notes through, but not including, the date fixed for redemption and shall be payable on such Redemption Date to the persons who surrender the Notes for conversion, and the Date of Conversion shall be the Redemption Date.

(c)           No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Notes.  If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 12.03, be issuable on the conversion of any Note or Notes, the Company shall make payment in lieu thereof in an amount of cash equal to the value of such fraction computed on the basis of the Fair Market Value of the Common Stock at the close of business on the Date of Conversion.

SECTION 12.04.                                                       Conversion Price.

The conversion price per share of Common Stock issuable upon conversion of the Notes (as such price may be adjusted, herein called the “Conversion Price”) shall initially be $[               ] (which reflects a conversion rate of [               ] shares of Common Stock per $1,000 in principal amount of Notes).

SECTION 12.05.                                                       Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment from time to time as follows:

(a)           In case there shall be made or paid a dividend or made a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)           In case the Company shall (1) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision, combination or reclassification.

(c)           In case there shall be a distribution of rights, options or warrants to all holders of Common Stock entitling them (for a period of 45 days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible or exercisable for shares of Common Stock) at a price per share less than the then Fair Market Value per share of the Common Stock on the record date fixed for determination of the stockholders entitled to receive such rights, option or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price so that the same shall equal the price determined by multiplying:

(i)            such Conversion Price by a fraction, of which

(ii)           the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Fair Market Value (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such Fair Market Value), and of which

(iii)          the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until such triggering events occur.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the date of occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.  In addition, if any rights, options or warrants of the type described in this clause (c) are not so distributed, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if  such record date had not been fixed.

(d)           In case there shall be a distribution to all holders of Common Stock, of any assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above or in mergers and consolidations to which Section 12.06 applies, or (z) any distribution of rights or warrants subject to subsection (l) below or any distribution in connection with a liquidation, dissolution or winding up of the Company) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the stockholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then Fair Market Value per share of the Common Stock on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company, which determination shall be conclusive) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such Fair Market Value per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of stockholders entitled to receive such distribution.  In the event that such distribution shall not be so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such distribution had not been declared.

(e)           In case there shall be an issuance of shares of Common Stock (other than any such issuance for which an adjustment is made under clauses (a), (b), (c), (d) or (f) of this Section 12.05) for a consideration per share less than the Fair Market Value per share of Common Stock on the date the Company fixes the offering price of such additional shares, the Conversion Price in effect immediately following such issuance shall be adjusted so that the same shall equal the price determined by multiplying:

(i)            such Conversion Price by a fraction, of which

(ii)           the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus (B) the number of shares which the aggregate offering price of the total number of shares so issued would purchase at such Fair Market Value (determined by dividing the aggregate consideration received for the issuance of such additional shares by such Fair Market Value) and of which

(iii)          the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after any such issuance is made.  This subsection (e) does not apply to shares of Common Stock issued:

(A)          upon exercise of warrants issued on the Issue Date to holders of the Senior Notes;

(B)           upon exercise of warrants issued on the Issue Date to the lenders under the Second Lien Notes;

(C)           to the Company’s employees, directors or consultants (or employees, directors or consultants of its Subsidiaries) under any bona fide employee benefit plan adopted by the Board of Directors and, if required by law, approved by the holders of the Common Stock;

(D)          to stockholders of any Person that merges with the Company or any Subsidiary of the Company (in proportion to such stockholders’ stock holdings of such Person immediately prior to such merger), upon such merger;

(E)           in a bona fide public offering pursuant to a firm commitment underwriting that does not constitute a Public Equity Offering; provided, that the issue price of such shares is at least equal to 80% of the Fair Market Value per share of Common Stock.

(f)            In case there shall be an issuance of any securities (i) convertible into shares of Common Stock or (ii) exercisable or exchangeable for shares of Common Stock  (other than any such issuance for which an adjustment is made under clauses (a), (b), (c) or (d) of this Section 12.05) (the “Common Stock Equivalents”) for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such Common Stock Equivalents less than the Fair Market Value per share of Common Stock on the date the Company fixes such conversion, exercise or exchange price of the shares of Common Stock subject to the Common Stock

Equivalents, the Conversion Price in effect immediately following such issuance shall be adjusted so that the same shall equal the price determined by multiplying:

(i)            such Conversion Price by a fraction, of which

(ii)           the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock Equivalents plus (B) the number of shares which the aggregate consideration received therefor (determined as provided in subsection (g)(ii) (C) hereof) would purchase at such Fair Market Value (determined by dividing such aggregate consideration received by such Fair Market Value) and of which

(iii)          the denominator shall be the (A) number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock Equivalents plus (B) the maximum number of shares of Common Stock deliverable upon conversion, exercise or exchange of such Common Stock Equivalents at the initial conversion, exercise or exchange rate.

Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after any such issuance is made.  This subsection (f) does not apply to the issuance of:

(A)          the warrants issued on the Issue Date to holders of the Senior Notes;

(B)           the warrants issued on the Issue Date to the lenders under the Second Lien Note;

(C)           Common Stock Equivalents issued to the Company’s employees, directors or consultants (or employees, directors or consultants of its Subsidiaries) under any bona fide employee benefit plan adopted by the Board of Directors and, if required by law, approved by the holders of the Common Stock;

(D)          Common Stock Equivalents issued to stockholders of any Person that merges with the Company or any Subsidiary of the Company (in proportion to such stockholders’ stock holdings of such Person immediately prior to such merger), upon such merger;

(E)           Common Stock Equivalents issued in a bona fide public offering pursuant to a firm commitment underwriting that does not constitute a Public Equity Offering; provided, that the conversion, exercise or exchange price of the shares of Common Stock subject to such additional securities is at least equal to 80% of the Fair Market Value per share of Common Stock.

(g)           For purposes of any computation under this Section 12.05, the following shall apply:

(i)            for any computation respecting the number of shares of Common Stock outstanding as of any date, the calculation shall include:

(A)          the number of shares of Common Stock actually outstanding,

(B)           the number of shares of Common Stock into which the then outstanding Notes could be converted if fully converted on the day immediately preceding the given date, and

(C)           the number of shares of Common Stock that could be obtained through the exercise, exchange or conversion of all other rights, options, warrants and convertible securities outstanding on the day immediately preceding the given date.

(ii)           for any computation respecting consideration received pursuant to subsections (e) and (f) of this Section 12.05:

(A)          in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B)           in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive for all purposes, and described in a resolution which shall be filed with the Trustee;

(C)           in the case of the issuance of securities convertible into or exercisable or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subsection (g)(ii)); and

(D)          in the case of the issuance of shares of Common Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more  other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and described in a resolution which shall be filed with the Trustee plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (A) and (B) of this subsection (g)(ii)).

(h)           In addition to the foregoing adjustments in subsections (a) through (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall give notice to the Trustee and cause notice of such reduction to be mailed to each Holder of Notes at such Holder’s address as the same appears on the registry books of the Registrar, at least

15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes. Any such reduction in the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of subsections (a) through (f) of this Section 12.05.

(i)            In any case in which this Section 12.05 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note converted after such record date and on and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 12.03 hereof or issuing to the Holder of such Note the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 12.03 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion price shall be made if the event giving rise to such adjustment does not occur.

(j)            No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, no adjustment need be made for a transaction referred to in subsections (a) through (f) of this Section 12.05 if Holders of Notes are to participate (without being required to convert their Notes) in the transaction on a basis and with written notice that the Board of Directors of the Company has determined to be fair and appropriate in light of the basis on which other holders of Common Stock participate in the transaction. All calculations under this Article Twelve shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Before taking any action that would cause an adjustment pursuant to this Section 12.05 to reduce the Conversion Price below the then par value of the Common Stock, the Company will take any and all corporate action which may, on the advice of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Conversion Price as so adjusted.

(k)           Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each Conversion Agent an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Notes at such Holder’s address as the same appears on the registry books of the Registrar. Unless and until a Trust Officer has received an Officers’ Certificate setting forth an adjustment of the Conversion Price, the

Trustee may assume that no such adjustment has been made and that the last Conversion Price for which the Trustee has received an Officers’ Certificate is the current Conversion Price. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such Officer’s Certificate or the information and calculation contained therein, except to exhibit the same to any Holder deserving inspection thereof, at its office during normal business hours.

(l)            In the event that the Company distributes rights or warrants (other than those referred to in subsection (c) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, instead of making an adjustment in the Conversion Price, the Company may make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock into which the principal amount on initial issuance of such Note is convertible, a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which the principal amount on initial issuance of such Note is convertible is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock into which the principal amount on initial issuance of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

SECTION 12.06.                                                       Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets

If there shall occur: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the consolidation or merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), and in each such case, only if the Notes are not automatically converted as a result of such transaction pursuant to Section 12.01(a)(ii), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 12.06 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Twelve. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.06 shall similarly apply to successive consolidations, mergers, sales or conveyances.

Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Notes at such Holder’s address as the same appears on the registry books of the Registrar.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Seven hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

If this Section 12.06 applies, the adjustment provisions of Section 12.05 shall not apply.

SECTION 12.07.                                                       Notice of Certain Events.

In case:

(a)           the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

(b)           the Company shall authorize the granting to all holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

(c)           the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

(d)           there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Notes as provided in Section 12.02 hereof, and shall cause to be mailed to each Holder of Notes, at such Holder’s address as it shall appear on the registry books of the Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating: (1) the date on which a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (3) the date on which such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION 12.08.                                                       Taxes on Conversion.

The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Notes.

SECTION 12.09.                                                       Company to Provide Stock.

The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, provided that nothing contained in this Section 12.09 shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non- assessable by the Company and free of preemptive rights.

SECTION 12.10.                                                       Disclaimer of Responsibility for Certain Matters.

Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers’ Certificate referred to in Section 12.05 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Note for the purpose of conversion or, subject to Article Eight hereof, to comply with any of the covenants of the Company contained in this Article Twelve.

SECTION 12.11.                                                       Return of Funds Deposited for Redemption of Converted Notes.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Notes and which shall not be required for such purposes because of the conversion of such Notes as provided in this Article Twelve shall promptly after such conversion be repaid to the Company by the Trustee or such other Paying Agent in accordance with the Company’s written instructions.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.                                                       TIA Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provisions that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provision of TIA Sections 310 through 317 that imposes duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are part of and govern this Indenture, whether or not physically contained therein.

Each of TIA Section 315(d)(3) and TIA Section 316(a)(1) is hereby expressly excluded from this Indenture

SECTION 13.02.                                                       Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Guarantor:

Cherokee International Corporation

2841 Dow Avenue

Tustin, CA  92780

Facsimile No.:

Telephone:  (714) 544-6665

Attn:  Chief Executive Officer

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA  90071-3144

Facsimile No.:  (213) 687-5600

Telephone:  (213) 687-5000

Attn:  Jeffrey H. Cohen

if to the Trustee:

U.S. Bank, N.A.

180 East Fifth Street

St. Paul, MN  55101

Facsimile No.:  (651) 244-0711

Telephone No.:  (651) 244-8677

Attn:  Corporate Trust Department

Each of the Company, any Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, any Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.                                                       Communications by Holders with Other Holders.

Holders may communicate pursuant to the TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA Section 312(c).

SECTION 13.04.                                                       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(i)            an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05.                                                       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or a certificate of an appropriate public official.

SECTION 13.06.                                                       Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for their respective functions.

SECTION 13.07.                                                       Legal Holidays.

If a payment date is a Legal Holiday, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.                                                       Governing Law.

THIS INDENTURE AND THE NOTES (AND ANY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 13.09.                                                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.                                                       No Recourse Against Others.

No past, present or future member of the Board of Directors, officer, employee, equityholder, incorporator or controlling person, as such, of the Company, any Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11.                                                       Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.                                                       Multiple Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.                                                       Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.                                                       Table Of Contents; Cross Reference Table and Heading.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Company:

CHEROKEE INTERNATIONAL CORPORATION

By:
Name:
Title:

Trustee:

U.S. BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

CUSIP No.:

CHEROKEE INTERNATIONAL CORPORATION

12% PAY-IN-KIND SENIOR CONVERTIBLE NOTE DUE 2008

No.	$

($[ ] principal amount on initial issuance; see paragraph 5 on the reverse hereof)

CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [                ], on November 1, 2008.

Interest Payment Dates:  November 1

Record Dates:  October 15

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CHEROKEE INTERNATIONAL CORPORATION

[SEAL]

By:
Name:
Title:

By:
Name:
Title:

Dated:  November, [      ], 2002

Certificate of Authentication

This is one of the 12% Pay-In-Kind Senior Convertible Notes due 2008 referred to in the within-mentioned Indenture.

U.S. BANK, N.A., as Trustee

Dated: November [ ], 2002	By:
Authorized Signatory

(REVERSE OF SECURITY)

12% PAY-IN-KIND SENIOR CONVERTIBLE NOTE DUE 2008

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] (1)

(1) This paragraph should be included only if the Note is issued in global form.

1.             Interest.  CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note (including any additional principal amount added hereto in lieu of cash interest payments hereon) at the rate per annum shown above.  Interest shall be payable at the Company’s option (a) in cash or (b) when authorized by a Board Resolution, by increasing the principal amount of each Note in an amount equal to the interest payment then due thereon.  Interest on the Notes will accrue based on an annual accrual period (or such lesser period in the event of an earlier redemption or repurchase of the Notes in accordance with the terms of the Indenture) from the most recent date on which interest has been paid or, if no interest has been paid, from November [    ], 2002 and shall end on November 1 of each year.  The Company will pay interest annually in arrears on the Interest Payment Date, commencing November 1, 2003.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and cash interest by its check payable in such U.S. Legal Tender.  At the Company’s option, interest may be paid, in lieu of paying cash, by directing the Trustee or the Paying Agent to increase the principal amount of each Holder’s Note by an amount equal to the interest due to such Holder on such Interest Payment Date.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.  Initially, U.S. Bank, N.A., a national association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.             Indenture and Guarantee.  The Company issued the Notes under an Indenture, dated as of November [    ], 2002 (the “Indenture”), among the Company and the Trustee.  This Note is one of a duly authorized issue of Notes of the Company designated as its 12% Pay-In-Kind Senior Convertible Notes due 2008.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture.  The Notes and any Additional Notes issued pursuant to the Indenture are treated as a single class of securities under the Indenture.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture, other than Sections 315(d)(3) and 316(a)(1), which are expressly excluded from the Indenture as permitted by the TIA.  The Notes are subject to all such terms, unless expressly excluded in the Indenture, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes will be entitled to the benefits of certain Guarantees by future Guarantors made for the benefit of the Holders.  References is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustee, the Holders and any Guarantors.

5.             Conversion. Subject to the provisions of the Indenture, at any time prior to the close of business on the Business Day immediately prior to the Stated Maturity of the Notes, upon the affirmative vote of the Holders of not less than a majority in aggregate outstanding principal amount of Notes (including the vote of each Significant Holder), all outstanding Notes automatically will be converted into shares of Common Stock at the Conversion Price, unless previously redeemed or repurchased. In addition, the Notes will convert automatically, and without further action by any Holder, into shares of Common Stock of the Company at the Conversion Price upon a Public Equity Offering or certain events constituting a Change of Control as provided in the Indenture; provided, that the offering price per share in such Public Equity Offering or the consideration per share received by stockholders upon such Change of Control event (as determined in good faith by the Board of Directors of the Company) is in excess of the then-applicable Conversion Price.  Upon conversion of the Notes, the principal amount of each Note in excess of the principal amount on initial issuance thereof shall be paid to the Holder of the Note in cash. The initial Conversion Price per share of Common Stock is equal to $[          ] (which reflects a conversion rate of approximately [      ] shares of Common Stock per $1,000 in principal amount of Notes). The Conversion Price is subject to adjustment as provided in the Indenture.  Fully paid and nonassessable shares of Common Stock will be issued to each Holder upon conversion at an office or agency maintained for such purpose as provided in the

Indenture, upon surrender of the Note to the Company, together with a fully executed notice in substantially the form attached hereto.  For purposes of conversion, the principal amount on initial issuance of this Note is set forth on the face of this Note.

6.             Security.  The Obligations under the Indenture, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Agreements, subject to the provisions of the Indenture, the Intercreditor Agreement and the Collateral Agreements.  Holders are referred to the Intercreditor Agreement and the Collateral Agreements for a statement of such terms.

7.             Optional Redemption.  The Company will be entitled, at its option, at any time and from time to time, to redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ notice at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

8.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  Notes in denominations of $1,000 may be redeemed only in whole.  Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

9.             Offers to Purchase.  Section 4.10 of the Indenture provides that, upon the occurrence of a Change of Control (as defined in the Indenture) and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

10.           Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before the Interest Payment Date.

11.           Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law).  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.           Discharge Prior to Redemption or Maturity.  If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.           Amendment; Supplement; Waiver.  Subject to certain exceptions, and the provisions of Section 2.09 of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, that the affirmative vote of each Significant Holder shall be required to cause the Notes or any Guarantee thereof to become contractually subordinate in right of payment to any other Indebtedness of the Company or any Guarantor.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under the Indenture in accordance with the provisions of Article Five of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company; to add Guarantees with respect to the Notes; to provide for additional Collateral; or to make any other change that does not adversely affect in any material respect the rights of any Holders.

15.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.           Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others.  No past, present or future equityholder, member of the Board of Directors, officer, employee, incorporator or controlling person, as such, of the Company or the Guarantors, if any, shall have any liability for any obligation of the Company or the Guarantors, if any, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20.           Governing Law.  The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

21.           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.

No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.           Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  CHEROKEE INTERNATIONAL CORPORATION, 2841 Dow Avenue, Tustin, CA 92780, Attn:  Secretary.

[CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES]

Re: 12% Pay-In-Kind Senior Convertible Notes due 2008 of Cherokee International Corporation

This Certificate relates to US$            principal amount of Notes held in book-entry or            definitive form by                       (the “Transferor”).

The Transferor:

☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

[INSERT NAME OF TRANSFEROR]

By:
Date:

[OPTION OF HOLDER TO ELECT PURCHASE]

☐                                    Check this box if you want to elect to have the entire aggregate principal amount  of this Note purchased by the Company pursuant to Section 4.10 of the Indenture

☐                                    Check this box if you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture and state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

[FORM OF CONVERSION ELECTION]

TO:  CHEROKEE INTERNATIONAL CORPORATION

The undersigned owner of this Note hereby: (i) acknowledges receipt of a Conversion Notice from the Company regarding the automatic conversion of the Notes into shares of Common Stock at the Conversion Price and on the Date of Conversion set forth in such Conversion Notice and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check for the payment of any accrued but unpaid interest, any principal amount in excess of the principal amount on initial issuance resulting from previous interest payments and in lieu of any fractional shares, be delivered to the registered holder hereof unless a different name and address has been indicated below. The undersigned acknowledges that if such shares of Common Stock have not yet been registered with the Securities and Exchange Commission, such shares may be required to bear a restrictive legend.  If shares are to be delivered to and registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature

Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise than to and in the name of the registered holder.

Social Security or other Taxpayer Identifying Number

(Name)

(Street Address)

City, State and Zip Code)

EXHIBIT B

[FORM OF GUARANTEE]

GUARANTEE

Each of the undersigned (the “Guarantors”), have jointly and severally unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are senior obligations of each Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

No stockholder, officer, director, employee, incorporator or controlling person, as such, past, present or future, of each Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or controlling person.